UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2005

Professional Lease Management Income Fund I, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	0-28376	94-3209289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Nyala Farms Road	Westport CT	06880
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203)-341-0555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01 Other Events

On October 31, 2005, PLM Financial Services Inc., the manager of Professional Lease Management Income Fund I, (Fund I) declared a cash distribution of $6.55 per Fund I Class A unit payable on November 11, 2005 to Fund I holders of record as of November 1, 2005. The total amount to be distributed will be approximately $38.5 million of which $32.6 million will be distributed to the Class A members and approximately $5.9 million will be distributed to the Class B member.

The cash for this distribution came from operations and from the sale of Fund I’s rail assets which was previously disclosed on Form 8-Ks filed with the United States Securities and Exchange Commission on August 10, 2005 and August 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Lease Management Income Fund I, L.L.C. By PLM Financial Services, Inc. Its Manager
By: /s/ Richard K Brock
Date: October 31, 2005	Richard K Brock Chief Financial Officer